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                                                                    EXHIBIT 23.4


                         CONSENT OF INDEPENDENT AUDITORS
                         -------------------------------



         We consent to the reference to our firm under the caption "Experts" and to the use of our report dated January 15, 2002, with respect to the financial statements of Lehigh Valley Associates incorporated by reference in this Registration Statement (Form S-3) and related Prospectus of Pennsylvania Real Estate Investment Trust for the registration of 421,412 shares of beneficial interest.

/s/ Ernst & Young LLP


Philadelphia, Pennsylvania
October 15, 2003